UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2012

NET PROFITS TEN INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167777	77-0716386
(State or Other Jurisdiction of	(Commission File Number)	(IRA Employer
Incorporation)		Identification No.)

1777 Moo 5 Soi Sukhumvit 107
Sukhumvit Road, North Sumrong
Amphur Muang, Samut Prakan
Bangkok, Thailand.	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 840-8781

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

             This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 1.01 Entry into Material Definitive Agreement.

              On September 1, 2012, Net Profits Ten Inc. (the “Company”) entered in an Asset Purchase Agreement (“Agreement”) with World Moto (Thailand) Co., Ltd., a corporation established under the laws of the Kingdom of Thailand (“World Moto”), Chris Ziomkowski, the Chief Technical Officer of World Moto and Paul Giles, the Chief Executive Officer of World Moto. Pursuant to the agreement, the Company has agreed to purchase from World Moto substantially all of the intellectual property and certain other specific intellectual property assets related to World Moto’s initial product, Moto-Meters (the “Assets”), which includes three United States patent applications, the data related to the patent applications, certain software related to the operation of the Moto-Meter, several URLs and tradenames and associated names related to the Moto-Meter and World Moto. As part of the transaction, Messrs. Ziomkowski and Giles will become the management of the Company immediately after the acquisition. The Assets did not include any plant and equipment, customer lists, suppliers and any other business and operational assets of World Moto, and the Company did not hire any employees of World Moto other than Messrs. Giles and Ziomkowski. World Moto will continue as a corporation, operating in Thailand after the transaction. Moto-Meters are devices that provide metering of rides on motor scooters, motorcycles and similar types of transportation vehicles and have been developed by World Moto.

              On November 14, 2012, the Company completed the acquisition of the Assets. The consideration paid for the Assets, at the closing, included the issuance to World Moto and its designees of an aggregate of 224,597,666 shares of common stock, representing 60% of the outstanding shares of the Company’s common stock immediately after closing and the assumption of a specific outstanding debt in the amount of approximately $75,000, which was converted into 576,923 shares of common stock at the closing, at a conversion rate of $0.13. The common stock issued to World Moto had a contract stated value of $100,000, based on several factors, including the limited trading of the common stock, the restricted characterization of the securities with not less than a one year holding period before Rule 144 would apply, the absence of registration rights, and the determination of the value of the Assets by World Moto. Neither World Moto nor the Company obtained an independent valuation of the Assets in connection with the transaction. All the other shares issued in connection with the acquisition transaction for the conversion of assumed debt, Company obligations and closing private placement also will be restricted stock. All the issuances were made under Section 4(2) of the Securities Act of 1933 (“Securities Act”), based on their knowledge about the company and their sophistication as investors in restricted securities of a small capitalized company in the development stage, which bear many investment and business risks, some of which are set forth herein.

The Agreement also includes the following material terms:

  Prior to the Closing, the Company will commence to change its corporate name from Net Profits Ten Inc. to World Moto, Inc. or similar name as is legally available and the management of the Company and World Moto mutually determine. Additionally, World Moto was to change its name to one that would not be confusing with its former name. These provisions were modified from being a condition to closing to a post-closing matter.

  As a condition to the closing, the Company raised $246,000 by selling an aggregate of 1,892,308 shares of common stock to one investor on a private placement basis under Section 4(2) of the Securities Act, based on its being an accredited investor as defined under Regulation D, at a per share price of $0.13 of, which $58,000 will be used to pay existing liabilities of the Company. The shares were issued with a restrictive legend, and the investors were not granted any registration rights.

  Prior to the Closing, the Company engaged the general services of World Moto for the amount of $17,000 to be paid on September 1, 2012, and $10,000 to be paid on the first of each month commencing October 1, 2012, until the earlier of the Closing Date or December 1, 2012, for a maximum of $47,000 in the aggregate. The Company paid to World Moto $37,000 prior to the closing.

  On the Closing Date, Mr. Marlon Liam agreed to extinguish $52,183.91in obligations owed to him by the Company for the issuance of 401,415 shares of common stock, at a conversion rate of $0.13. The issuance was made based on Section 4(2) of the Securities Act to an executive officer of the Company and his knowledge of the Company and his sophistication as an investor in small capitalized companies with substantial risk, some of which are set forth herein.

  On the Closing Date, the Company discharged an obligation of $25,000 by the issuance of 192,308 shares of common stock at a conversion rate of $0.13. The issuance was made under Section 4(2) of the Securities Act of 1933, based on the investor’s knowledge about the company and its sophistication as an investor in restricted securities of a small capitalized company in the development stage, which bear many investment and business risks, some of which are set forth herein.

  On the Closing Date, Mr. Marlon Liam appointed Mr. Paul Giles as a director of the Company, and Mr. Liam resigned as a director and officer of the Company. This appointment and resignation effected a change of control of the Company. The Company filed and distributed on October 19, 2012, a Schedule 14f in respect of the change of control prior to the Closing.

  After the Closing Date, the Company will use its reasonable commercial efforts to raise $1,700,000 in equity capital.

  The common stock received by World Moto and its designees on the Closing Date is subject to a restriction on sales pursuant to Rule 144.

             Separately from the terms of the Asset Purchase Agreement, the board of directors and shareholders holding a majority of the outstanding voting capital stock authorized on September 25, 2012, an amendment to the Articles of Incorporation of the Company to increase the authorized capital stock from 100,000,000 shares of common stock, par value $0.0001, to 500,000,000 shares of common stock, par value $0.0001 and effect a forward stock split of the Company's issued and outstanding shares of common stock on a 181 for 1 share basis (the "Forward Split"). In connection with the Forward Split and in anticipation of the acquisition of Assets, Mr. Marlon Liam contributed to the capital of the Company an aggregate of 3,997,675 shares of common stock on a pre-Forward Split basis, retaining 420,825 shares of common stock on a post-Forward Split basis. As a result of the Forward Split, on November 8, 2012, a time before the closing of the purchase of the Assets, there were 146,688,825 shares issued and outstanding.

             After all the stock issuance transactions noted above, immediately after the closing of the asset purchase transaction, there were 374,329,445 shares of common stock issued and outstanding.

             A copy of the forms of Asset Purchase Agreement and the amendments thereto and investor stock purchase agreement are filed as exhibits to this current report.

             The acquisition transaction will be accounted for as a purchase of assets in accordance with Rule 11-01(d) of Regulation S-X and ASC 805-10-55-4. The Assets have a contract stated value of $100,000 and no goodwill is recognized in the purchase. The valuation of the Assets is subject to review and possible adjustment if it is determined that a valuation opinion of the assets is required.

Item 2.01 Completion of Acquisition or Disposition of Assets

             On November 14, 2012, we completed the acquisition of certain designated intellectual property and other assets of World Moto relating to the Moto-Meter device that provides metering of rides on motor scooters, motorcycles and similar types of transportation vehicles, which was initially developed by World Moto. For the Assets we issued 224,597,666 shares of common stock and assumed $75,000 in outstanding debt, which debt was converted into 576,923 shares of common stock.

FORM 10 DISCLOSURE

             As disclosed elsewhere in this report, on November 14, 2012, we acquired certain designated intellectual property assets of World Moto. We did not acquire the entire business or operations of World Moto for various reasons, including tax reasons, operational reasons and financial reporting reasons, and we hired only two of their several employees. World Moto will continue as an operational company in Thailand. The Company was a shell company immediately before the asset acquisition, which requires the Company to disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10. Accordingly, we are providing the information that would be included in a Form 10 if we were to file a Form 10.

             In this document, we rely on and refer to information and statistics regarding industry relating to Moto-Meters that we have obtained from a variety of sources, including World Moto. This information is publicly available for free and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of this information.

Incorporation of Company

             Net Profits Ten, Inc. was incorporated on March 24, 2008 in the State of Nevada. On November 8, 2012 we increased the authorized common stock to 500,000,000, $0.0001 par value.

             The original purpose of the Company was to market and distribute user-friendly interactive yearbook software for the military. We indicated on our first report filed under the Securities and Exchange Act of 1934, as amended, that we were a shell company.

             We have not held any annual meetings of stockholders since our incorporation. One or more shareholders holding 15% or more of our common stock may seek to compel the company to hold an annual meeting by application to a district court in the State of Nevada, if we have not held an annual meeting during the preceding 18 months.

General

             The Company, after the acquisition of the Assets will be a development stage company seeking to address the need for fare metering and m-commerce of motor scooter and motorcycle taxis. The use of these taxis is increasingly common in the developing world. Our planned products, however, will have increased functionalities over a standard fare meter commonly used in an enclosed taxicab. These planned products will be based on and expanded from the Assets acquired from World Moto. We will design and develop and then manufacture, market and sell the Moto-Meter, which has the basic functions of a taximeter in an enclosed taxicab, but with additional characteristics over time that will permit mobile commerce, GPS tracking, advertising and other capabilities.

             In many parts of the world, the taxicab as is known in the developed economies is being superseded by motor scooter and motorcycle taxis. The growth in the use of the motor scooter and motorcycle taxi is particularly prevalent in the heavily populated, faster growing Asian, African and South American cities. While meters are ubiquitous in taxicabs, we believe there are no similar devices for motor scooter and motorcycle taxis. Thus, moto-taxi fares are un-standardized and must be calculated by hand or agreed upon or “haggled” before, during or after a trip, often leading to failed negotiations and clashes between drivers and passengers. In response to this problem, the Moto-Meter was developed. This device will do for the moto-taxis what the taximeter did for taxicabs more than 100 years ago. We currently have the plans for two Moto-Meter models, one with an LED screen and the other an LCD monitor.

             We plan to enter the moto-meter market initially in Thailand and then branch out to additional countries with a high use of moto-taxis such as Brazil, Indonesia and Nigeria and then other developing economies throughout the world. Moto-taxis are most common in the economically developing and emerging growth countries. There is increasing use, however, of the moto-taxi in the developed world, such as in Paris and London, because of their convenience and speed. We plan on developing a distribution network of the meter products through franchised dealers, resellers and brick and mortar storefronts. Use of these kinds of vendors is chosen because aspects of the Moto-Meter include add on products, and these vendors will be able to help with installation and provide explanations for use.

             We believe that the Moto-Meter will be a quickly adopted product. First it will provide a certainty to the fare which will overcome the problems faced by the customer and driver that the fare is often undefined and has to be negotiated or “haggled.” These negotiations often result in misunderstandings and inconsistencies which annoy both the driver and the customer. Second, the Moto-Meter will help authorities regulate fares, which will give communities and regulatory agencies an easy and affordable method of standardizing moto-taxi fares and support overall consumer and community satisfaction. Therefore, we believe the Company will obtain support for its product in the markets it addresses from the regulators as well as the customers and the drivers.

             We also plan future products that complement the basic forms of Moto-Meters. These may include advertising, booking, delivery, electronic payment and similar products and devices. The basic Moto-Meter provides event data recording and GPS positioning, which are valuable safety features.

Principal Products

             The principal product currently is the Moto-Meter. The first product will be a light emitting diode model and once a market is established for that product, we will market a liquid crystal display premium model. The LED model will be a portable/universal meter that is compact and easily swapped among vehicles. It will be rugged and will work with all vehicle classes. The meter will provide starting rate, time, total fare and distance measures. The device will have event data recording, GPS functionality and advertising capacity. The premium product will have added features such as TV and video display capability. Mobile commerce will also be an early stage enhancement, which will allow for electronic payment of the fare and also purchasing other products and services.

             The initial product, which is known as the Eagle, will be waterproof, scratch resistant, made of high density plastic and similar in size to a modern GPS device; its dimensions are approximately 6” X 4” x 1”. The Eagle model will have a USB style connector that plugs into a motorcycle or vehicle providing the meter with speed, distance, and sensor information while powering the unit. The device will integrate with dispatch/vehicle management systems and will be capable of almost unlimited tariff options. Firmware upgrades and re-programmability are designed to be quick and simple. The life expectancy of the Eagle model is expected to be 3-5 years. The Eagle model will be sold with a one year warranty. The Eagle product will be sold as a kit, including the mount, installation kit, and cost of warranty.

             The Moto-Meter is also designed to be tamper proof, with multiple independent, fully redundant tracking systems. These include a GPS and a completely self-contained inertial navigation system, in addition to the traditional speed sensors found on conventional taxi meters. Any one of the systems is enough to give an accurate record of the distance and waiting time by itself, but all of them combined allow for an accuracy and reliability unsurpassed by other metering devices on the market today for similar uses.

             An enhancement to the standard Moto-Meter includes a persistence of vision advertising capability that works either independently or in conjunction with the Moto-Meter display to provide graphics displayed on a rotating wheel at speeds as low as 11km/h. Three rows of RGB LED’s are controlled via an advanced graphics processor that can sense wheel position and rotation speed during normal operations.

             An additional enhancement will enable mobile commerce. The Money Max is a dispatch and mobile merchant payment solution all rolled into a small compact device which pops on and off the Moto-Meter. This unit has everything needed to communicate and take electronic payments, perform payment transactions, send e-receipts, as well as has added value features such as messaging, which will be useful for bookings. The Money Max includes a card swipe, RFID reader, smart card reader and chip on glass LED, similar to a mobile point of sales device.

             The Moto-Meter also will have an event data recorder, commonly known as a “black box.” This is a first for motorcycles. The black box is a tiny unit that comes integrated with the Moto-Meter, or it can be sold separately as a safety device. This will allow monitoring location and rides, which can provide safety for riders and fleet tracking. The device automatically stores up to five years of trip data, which data are encrypted for security.

Revenue Lines

             The principal source of revenues will be from the sale of the Moto-Meter units and related products to be used with the Moto-Meter. In the future, the Company would expect to generate revenues from a number of additional sources. The initial additional revenue is likely to be from the advertising displayed on the Moto-Meters. Revenues also would be expected come from the mobile commerce applications. Additional revenues may be generated from the booking services which would include door to door, delivery, messenger, vehicle collection, errands and emergency road services, but these revenues are considered to be well in the future.

             Depending on the means of distribution and sale, there may be revenue opportunities from franchising and licensing of the Moto-Meter and its different capabilities.

Manufacturing and Supplies

             The Company plans to subcontract manufacturing. The Company believes that there are many manufacturers capable of providing and assembling the parts for the Moto-Meter, at a high quality level and efficient rate of production for prices that will work within the projected pricing of the Moto-Meter units. In the future, to assure adequate production and quality, the Company plans to manufacture the devices themselves, either being fully responsible for the production or in conjunction with other contract manufacturers. While the Company believes there are many manufactures that can meet its requirements, it will typically only work with only one or two at a time. Where useful, the Company plans to use just in time stock strategies for hardware, supplies and service parts to control margins and working capital requirements.

             Certain of the components in our devices will be supplied by contract suppliers to our specifications while other components will be provided by generic manufacturers. We believe there are adequate providers in both categories of suppliers.

             The Company currently has no agreements with any manufacturers or suppliers.

Regulation

             The Company expects that its Moto-Meter will be subject to some level of indirect regulation, but is not aware of any specific regulations at this time in the intended markets. Regulation may come in the form of weights and measures laws to assure the accuracy of the metrics of the Moto-Meter to prevent fraud in commercial transactions. However, in many instances these kinds of regulations are more oriented towards the user of devices so as to prevent tampering and driver fraud on the consumer. The regulation of fares would have little impact on the Company since the Moto-Meter may be set to various rates which is the task and responsibility of the user not the manufacturer. Rather, the Company expects that the regulatory authorities will embrace the Moto-Meter because it will permit them to establish greater consumer protection and confidence in transportation fares. Generally speaking, this kind of regulation will be seen as benefiting the overall community. The safety features of the Moto-Meter will also be embraced by governmental authorities because it will allow tracking and positioning which will benefit crime prevention and monitoring.

             Certain functions of the Moto-Meter system utilize radio frequency technology, which is subject to regulation by the Federal Communications Commission ("FCC") in the United States and may be similarly regulated in the other jurisdictions where the Company plans on marketing and selling the Moto-Meter. Where regulated, the Company will have to obtain the necessary registrations and licenses.

Customers

             The customers of the Company first will be resellers and franchisees, who will then on-sell the Moto-Meters to the moto-taxi owners, which may be individuals or fleet owners. As the Company gains brand and product awareness, it expects to sell directly to the owners of moto-taxis, thus expanding the customer base to the primary user. The Company intends to establish and control pricing so that there is a minimum of price competition in among its markets. The Company currently does not have any distribution agreements of any kind in place.

Marketing

             The Company plans to use several channels to market its products. The overall goal of the advertising will be to strengthen brand and product recognition. The Company will seek to overcome the general low image and poor customer perception of taxi products currently pervasive in the taxi meter industry. The Company will attempt to stand apart in its corporate image and its product quality and placement.

             We plan to use direct sales calls, presentations and appointments with regulatory agencies, associations, distributors, and operators of moto-taxi fleets to generate recognition and acceptance of our products. Once the Moto-Meter is established, the Company plans to promote its m-commerce services directly to the drivers, who might then start selling these services to their customers or the public.

             We also plan to follow a course of marketing that deploys word of mouth, guerilla marketing and viral marketing using various social networks and similar marketing methods. Since the deployment of the Moto-Meter is frequently on an independently owned vehicle, the Company understands that the acceptance of the benefits of the Moto-Meter by the individual owner-drivers as well as the owners and drivers of fleet owned vehicles is important in gaining acceptance and use. As the benefits of more certain fares and the value of the related services become known to the customers of moto-taxis, we expect that they will also drive sales because they will prefer to use vehicles that are out-fitted with the Moto-Meter for its benefits of safety, certainty of fare, m-commerce and other services.

             We plan to pay particular attention to the development of the Company and product website and its Facebook page. As its representation on the Internet, these sites will increasingly be the first point of contact for potential customers in need of information. The primary website will contain product information, detailed photos, purchase information and use information. In connection with its web presence, the Company will seek to maximize search engine optimization. This involves organically improving the quality and volume of traffic to a website through user searches on search engines such as Google and Yahoo.

             Print media and brochures will also be used in conjunction with sales. The Company plans to distribute printed media to operators, potential customers, channel partners, associations and government agencies. The focus of the print media will be to highlight the Company, its location, benefits of the Moto-Meter and contact information for further details and ordering.

             We plan to use trade shows, demonstration opportunities and similar venues to increase brand awareness and product understanding and recognition. These venues can also foster valuable business partnerships. Once such trade show is the Taxicab, Limousine, and Paratransit Association. Generally, these trade shows are held on a regular annual basis and attract the important companies and users within the industry, which will provide a valuable venue for the Company to showcase the company and its products.

             The Company also will seek to establish industry partnerships to help market the Moto-Meter. The Company does not have any arrangements at this time, and cannot predict if and when it may establish such arrangements.

Competition

             The Company does not believe there is any direct competition for the sophisticated products that the Company will be offering for use by moto-taxis. Although a simple meter can be adapted for use with a motor scooter or motorcycle, the Moto-Meter products will have many more functions and will be at a higher level of quality and security. Notwithstanding the fact that the Company expects to be first to market in this business sector, it is possible that other meter manufacturers may decide to address the moto-taxi market and develop products that will be able to compete with the Moto-Meter products. Such companies may have greater financial and engineering capabilities, which will make it more difficult for the Company to establish itself in various markets or offer substantial competition product offerings and pricing.

             The business of manufacturing and selling taximeters, however, is a low-profile business. Overall, we believe that competition within the industry of taximeters and related products is low, with just a few brands monopolizing sales and all of which are oriented towards taxicabs. These brands include Cygnus Automotive (UK) and Centrodyne (US). The taximeter industry is largely stagnant, lacking innovation, and is constrained by legacy products and methods of business. Current manufacturers have existing products that they are improving incrementally, but they are most concerned about maintaining product lines and market share within the taxicab industry, which stymies innovation and invites disruption from companies starting out with a modern mentality and design innovation such as we plan to deploy with the Moto-Meter.

             We also believe that we will be able to compete based on our intellectual property, some of which is subject to current patent applications in the United States. We plan to act to protect our intellectual property rights to safeguard our products and market share, and we plan to continue development of new proprietary products that will aid our competitive position. Our pricing strategy is currently geared to be competitive with products used in the taxicab situation, but as we ramp up our manufacturing and even take over manufacturing, we believe that we will also be able to compete increasingly effectively on pricing strategies.

Intellectual Property

             The Assets purchased include United States three patent applications. All three patents are titled “Universal Vehicle Management System” and are identified as follows: (i) US provisional patent application 61/401,337, filed August 10, 2010, (ii) US utility patent application 13/137,345 filed on August 8, 2011, which claims priority to August 10, 2010 using PPA 61/401,337 and (iii) PCT patent application PCT/US2011/001401 filed on August 8, 2011 with receiving office USPTO, which claims priority to August 10, 2010 using PPA 61/401,337. These are patent applications, and there is no assurance that we will be awarded patents after review by the USPTO. The lack of patent protection may make the Company vulnerable to product copying and undercutting pricing, making our market entry and maintenance more difficult or impossible.

             In addition to the patent protection that we seek, we also rely on the confidentiality of our operations, proprietary know-how and business secrets. Although we do not have formal agreements with our employees at this time, we plan on implementing a program whereby employees will enter into formal agreements with respect to our intellectual property, we do consider our employees’ work to be proprietary and owned by the Company. Where necessary, we will take steps to protect our intellectual property interests under the laws of the United States and the jurisdictions in which we intend to operate. There can be no assurance that we will be able to enforce our rights if they are improperly taken by our employees or adopted by our competitors outside of sanctioned use and royalty agreements with the Company.

             The Company does not have any significant trademarks in use at this time. However, as our business develops, we plan to develop specific trademarks for our products and services and seek registration of those marks with government authorities for their protection.

Employees

             At the time of this report, the Company has only two employees, Messrs. Paul Giles and Chris Ziomkowski.

Property

             Upon completion of the acquisition of the Assets and the change of control, the Company will seek new officers to relocate from its office in Manila, Philippines. The management intends to find offices in Thailand which will be the country of its initial launch of the Moto-Meter. Management believes that there is ample office space available for its needs at reasonable prices. Such space can be obtained on short and long term leases.

RISK FACTORS

             Because we are a development stage company, we face many obstacles as a start-up venture, and therefore we may never be able to execute our business plan in respect of the Moto-Meter. We were incorporated on March 24, 2008. To date, we have had no substantive operations of any kind. We have been a shell company for the greater part of that time. We have only acquired certain defined assets from World Moto relating to a product called the Moto-Meter, and therefore we must develop a full business plan around those assets and implement the plan. There can be no assurance that we will have the personnel and financing to be able to design, develop, manufacture and sell the Moto-Meter.

             Because our business plan may be unsuccessful, we may not be able to continue operations as a going concern. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses or finding adequate financing to support our operations. Our business plan may not be successful in addressing these issues. If we are unable to continue as planned, we may have to curtail some or all of our business plan and operations. In such case, investors will lose all or a portion of their investment.

             Because we have no operating history there is no assurance that our future operations will result in profitable operations. Because we are a start-up, development stage company, there is no operating history upon which to base any assumption as to the likelihood that we will prove successful, and we cannot provide investors with assurances that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and investors will lose their investment.

             The lack of an operating history makes it difficult to validate our business plan and to raise capital for our future development. Investors in the current market favor companies which are further along in their development. Although we have several patents applications filed, we are still considered a speculative business with an unproven business opportunity and an unproven ability to finance and bring to market our proposed products. It is difficult to express with any certainty our prospects and revenue opportunities. Therefore, it will be difficult to raise substantial amounts of capital as a development stage, start-up company. Without substantial funding, we will not be able to pursue our business plan. If that is the case, investors may lose their entire investment.

             Because we expect to incur losses over the near term, our stockholders may lose their entire investment in us. We expect to incur losses over the near to mid-term, and certainly during the next 12 months, if not longer, because we do not yet have any revenues to offset the expenses associated with the design, development, manufacture and sale of our Moto-Meter products. We cannot give any assurance that the Company will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. Our business plans may not be successful in addressing these issues.

             The Company will need substantial capital to implement its business plan. The Company's capital requirements will be significant. The Company is not currently generating any cash flow to fund its operations. There can be no assurance that the Company will be able to generate cash flows in the future which will be sufficient to fund its operations. In connection with the acquisition of the Assets, the Company raised $246,000 in a private placement, but these funds are not sufficient to implement the business plan. Therefore, the Company plans to seek additional equity capital in the very near future to fund its operations. There is no assurance that it will be able to obtain this financing, in the amounts required or on terms acceptable to the Company. If additional financing is obtained, the Company will most likely be selling additional equity securities with the consequence of dilution to the current investors. If financing is not obtained, then the Company may have to curtail or reduce its activities. The Company has no current arrangements with respect to additional financing. There can be no assurance that any sources of additional financing will be available to the Company on acceptable terms, or at all.

             Until the Company has developed and launched its Moto-Meter product at commercial levels, there is uncertainty of market acceptance and the efficacy of the commercialization strategy. As the Company is a start-up, development stage company, it has not yet launched its Moto-Meter products at a commercial level. Until it has consistent, proven sales, there is uncertainty of the product acceptance in the intended markets and the ability of the Company to commercialize its products. As with any transformational product, there will be a time before customers embrace the produce and recognize its full value. Until then, the Company believes it will have to fund its operations from capital rather than revenues. If there are no, or only low levels of, product acceptance and sales, the Company will have to alter its business plan. As is typical of any new business concept, demand and market acceptance for newly introduced products and services is subject to great uncertainty. Achieving market acceptance will require the Company to undertake substantial marketing efforts and to make significant expenditures to create awareness of and demand for its products. The Company has limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. The Company's efforts will be subject to all of the risks associated with the commercialization of new products, including unanticipated delays, expenses, technical problems or difficulties and technological obsolescence due to changing technology and the evolution of industry standards. There can be no assurance that markets for the Company's products will not be limited, or that the Company's strategies will result in successful product commercialization or in initial or continued market acceptance for the Moto-Meter.

             Our Moto-Meter products may be subject to price sensitivity in certain markets. Our Moto-Meter products will be offered in developing market economies. As a result, our product may be considered expensive for the small operators of moto-taxis, many of which are individually owned. Therefore, we may have issues in being able to establish a market for the products and penetrating the market as we try to expand it. To achieve market penetration, we may have to produce a lower cost Moto-Meter model or reduce the price of the product offerings, the latter of which would curtail our anticipated margins and may have an adverse effect on our ability to operate and expand our business.

             We are uncertain of our ability to effectively implement and manage our growth strategy. As part of our business plan, we will be rolling out our Moto-Meter product first in Thailand and then in other countries in the developing economies, such as Nigeria, Indonesia and Brazil. We also plan to expand our product offerings. The success of our growth strategy will depend on brand management, competitive conditions, our ability to manage increased sales and distribution, and local law and cultural requirements. There is no assurance that we will be able to satisfy all the requirements of a successful product development and launch and then expansion into the markets for our products. There can be no assurance that we will be able to find the qualified personnel to implement the business plan. There is also no assurance that our growth strategy will be successful or that our sales or net income will increase as a result of our strategy.

             Our management and internal systems might be inadequate to handle our potential growth. Successful implementation of our business strategy will require us to develop our operations and effectively manage growth. Growth will place a significant strain on our management, financial, product design, marketing, distribution and other resources, which would cause us to face operational difficulties. To manage future growth, our management must build operational and financial systems and expand, train, retain and manage our employee base. Our management may not be able to manage our growth effectively in which case, our expansion would be halted or delayed and we may lose our opportunity to gain significant market share or the timing advantage with which we would otherwise gain significant market share. Any inability to manage growth effectively may harm our ability to implement and execute our current or any subsequent business plans.

             Technical factors may limit product development. Although the Company's research and development efforts relating to the technological aspects of the existing version of the Moto-Meter are completed, the Company is continually seeking to refine and improve capabilities and the components of the Moto-Meter and to develop additional related products and functionalities. The Company's success will depend upon products meeting targeted costs and performance standards and also will depend upon their timely introduction into the marketplace. There can be no assurance that development of additional versions and functions of the Moto-Meter will be successfully completed, that they will satisfactorily perform all of the functions for which they have been designed, that they will meet current price or performance objectives or that unanticipated technical or other problems will not occur which would result in increased costs or material delays in development or commercialization.

             The Company will initially depend on third party suppliers and manufacturers. Initially the Company will use outside providers to add in the development and implantation of aspects of our business plan, such as for research and development, design requirements and marketing. Additionally, we plan to purchase product components from various third party suppliers and use third party manufacturers for the Moto-Meter. The Company believes that there are several readily available sources for research, design and marketing tasks and for parts and for manufacturing. While the Company will attempt to maintain alternative sources for the Company's service providers, supplies and manufacturing, the Company is subject to the risk of price fluctuations, product availability, delivery delay and quality consistency. Failure by service providers, suppliers and manufacturers to supply the Company with the services or units on commercially reasonable terms, or at all, would have a material adverse effect on the Company in establishing brand recognition and market share, obtaining sales and generating revenues. Failure or delay in receiving necessary services and supplies or products by the Company would adversely affect the Company's operations, and its ability in turn to deliver its products on a timely, consistent basis. The use of third party providers may also make our products more expensive or reduce our margins, therefore affecting our financial condition and results of operations.

             Patents, trademark and proprietary information. The Company has made three United States patent applications covering certain aspects of the Moto-Meter. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, that any patent applications will result in issued patents, that the Company's patents or future trademarks, if any, will be upheld if challenged or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to the Company.

             Although the Company believes that its current products, patent applications and trademarks do not and will not infringe patents, trademarks or violate proprietary rights of others, it is possible that its existing intellectual property may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. In the event the Company's products infringe patents or proprietary rights of others, the Company may be required to modify the design of its products, change the name of its products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

             The Company also relies on proprietary know-how and employs various methods to protect the source codes, concepts, ideas and documentation of its proprietary technology. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how or software codes, concepts, ideas and documentation. Although the Company has and expects to have confidentiality agreements with its employees and appropriate vendors, there can be no assurance that such arrangements will adequately protect the Company's trade secrets.

             The Company products may be subject to government regulation which may increase it costs or limit its products. Certain functions of the Moto-Meter system utilize radio frequency technology, which is subject to regulation by the Federal Communications Commission ("FCC") in the United States and may be similarly regulated in the other jurisdictions where the Company plans on marketing and selling the Moto-Meter. The Moto-Meter may also be subject to regulation in the category of weights and measures assurance. The Company believes that it is or will be in substantial compliance with all applicable regulations governing the manufacture and operation of the Moto-Meter. There can be no assurance that, in the future, the Company will be able to obtain required licenses or that the relevant government authorities will not require the Company to comply with more stringent licensing requirements. Failure or delay in obtaining required licenses would have a material adverse effect on the Company. Amendments to existing statutes and regulations, adoption of new statutes and regulations and the Company's product offerings in jurisdictions in addition to the United States, could require the Company to alter methods of operations at costs that could be substantial, which could have an adverse effect on the Company. There can be no assurance that the Company will be able, for financial or other reasons, to comply with applicable laws, regulations and licensing requirements.

             The Company is dependent on its current employees. The success of the Company will be largely dependent on the personal efforts of Messrs. Paul Giles and Chris Ziomkowski. Neither of these individuals have written employment agreements with the Company. The loss of the services of either of these persons would have a material adverse effect on the Company's business and prospects. The success of the Company is also dependent upon its ability to hire and retain highly skilled financial, technical, marketing and other personnel to implement the various aspects of the business plan. There can be no assurance that the Company will be able to hire or retain such necessary personnel.

             The Company does not have any key man insurance on either of Messrs. Paul Giles or Chris Ziomkowski, and has no current intention to obtain such form of insurance.

             Mr. Giles has functional control of the Company. Because Mr. Paul Giles has approximately 45.6% of the issued and outstanding shares of common stock of the Company, he will be able to influence, if not control, the Company, elect all of the Company's directors, increase the authorized capital, dissolve, merge, sell the assets of the Company and generally direct the affairs of the Company.

             The Company certificate of incorporation has granted the authorization to issue preferred stock in the discretion of the Board of Directors. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and, thereby, prevent stockholders from receiving the maximum value for their shares. The Company has no present intention to issue any shares of its preferred stock. However, there can be no assurance that preferred stock of the Company will not be issued at some time in the future.

             The Company has paid no cash dividends to date. The Company has paid no cash dividends on its common stock to date. Payment of dividends on the common stock is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Company does not currently intend to declare any dividends on its Common Stock in the foreseeable future.

             There is not now or may never be an active market for our common stock. We are providing no assurances of any kind or nature whatsoever that an active market for our common stock will ever develop. Investors should understand that there may be no alternative exit strategy for them to recover or liquidate their investments in the common stock of the Company. Accordingly, investors must be prepared to bear the entire economic risk of an investment in the common stock for an indefinite period of time. If a public or private market ever develops for our common stock, we anticipate that our then financial condition, product offerings, and product roll out strategy and implementation will greatly impact the value of the stock, which may not reflect our business prospects.

             There may be no liquid market for our common stock. Even if a trading market develops over time, we cannot predict how liquid that market might become. The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control.

             These factors include:

                          · Quarterly variations in our results of operations or those of our competitors;

                          · Announcements by us or our competitors of acquisitions, new software products, significant contracts, commercial relationships or capital commitments;

                          · Disruption to our operations;

                          · Commencement of, or our involvement in, litigation;

                          · Any major change in our board or management;

                          · Changes in governmental regulations or in the status of our regulatory approvals; and

                          · General market conditions and other factors, including factors unrelated to our own operating performance.

             In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such public companies. Such fluctuations may be even more pronounced in the trading market shortly following this offering. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This type of litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

             We are subject to the reporting requirements of the United States securities laws, which will require expenditure of capital and other resources. We are a public reporting company subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, including, without limitation, compliance with the Sarbanes-Oxley Act (“Sarbanes”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be substantially higher than they would otherwise be if we were privately-held. It will be difficult, costly, and time-consuming for us to develop and implement internal controls and reporting procedures required by Sarbanes, and we will require additional staff and third-party assistance to develop and implement appropriate internal controls and procedures. If we fail to or are unable to comply with Sarbanes, we will not be able to obtain independent accountant certifications that the Sarbanes requires publicly-traded companies to obtain.

             Investor confidence and market price of our shares may be adversely impacted if we are unable to attest to the adequacy of the internal controls over our financial reporting, as required by Section 404 of the U.S. Sarbanes-Oxley Act of 2002. The SEC, as directed by Section 404 of Sarbanes, adopted rules requiring public companies to include a report of management of their internal control structure and procedures for financial reporting in their annual reports on Form 10-K that contains an assessment by management of the effectiveness of their internal controls over financial reporting. Our management may conclude that our internal controls over financial reporting are not effective. In such case, there may be an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which could negatively impact the market price of our shares and our ability to fund the Company.

             We may not be able to attract the attention of major brokerage firms or securities analysts in our efforts to raise capital. In due course, we will seek to have our common stock quoted on a securities market in the United States. There can be no assurance that we will be able to garner a quote for our common stock. Even if we are successful in doing so, security analysts and major brokerage houses may not provide coverage of us. We may also not be able to attract any brokerage houses to conduct secondary offerings with respect to our securities.

             We make no representations and provide no assurance that our common stock will become listed on a United States securities market. Investors may find it difficult to dispose of shares or to obtain accurate quotations as to the market value of the common stock. In addition, we will be subject to an SEC rule (Rule 15c2-11) that imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. The requirement that broker-dealers comply with this rule will deter broker-dealers from recommending or selling our Company’s common stock, thus further adversely affecting the liquidity and share price of the common stock, as well as our ability to raise additional capital.

             Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced. If a trading market does develop for our stock, it is likely that our stock will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

             In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

             Because future sales by our stockholders could cause the stock price to decline, our investors may lose money on their investment in our stock. No predictions can be made of the effect, if any, that market sales of shares of our common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

             State securities laws may limit secondary trading, which may restrict the states in which you can sell our shares of common stock. You may not be able to resell the shares of common stock held in the Company in a state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and limit a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

PLAN OF OPERATIONS

Plan of Operation

             We plan to establish ourselves as a company that will design, manufacture, market and sell the Moto-Meter products, which are devices that provide moto-taxi fare metering and other communication capabilities. We have three patent applications pending for aspects of our products.

             We plan to implement our marketing first in Thailand, and then expand into markets where the motor scooter and/or motorcycle is commonly used as a taxi. These countries include Nigeria, Indonesia and Brazil in the first instance, and then other similar country profiles within the developing economies.

             We will have to commence manufacturing and sourcing, developing contacts and capabilities, finalizing design and develop a marketing strategy. Assuming we have proper funding, we expect that this will take approximately five months to implement. Thereafter, commencing manufacturing and marketing will take an additional four months. Once we begin the manufacturing phase of our initial inventory, we will roll out at the same time our preliminary advertising and viral cognizance program to begin to generate awareness. During this manufacturing phase, if not before, we will solidify our market channels, including any bricks and mortar outlets and any resellers. Therefore, we anticipate that we will begin to generate sales revenues in not less than nine months.

             We plan to use outside consultants and service companies from time to time for various tasks in the development and manufacturing of our products and product launch and distribution, under provider contracts, to the extent that we are not able to perform the required functions. Using such outside vendors may make a particular task more expensive, but using such experts should improve the outcome or speed up the timing of product development and time to market. There is no assurance that we will be able to control the costs and deliveries of such activities in the same manner as if we were performing the tasks ourselves, and therefore are at the usual risks of using outside providers.

             Currently, we will continue to prosecute our patent applications. We do not expect that these will be final by the time we commence marketing, but we do believe that since we have filed applications, we will be able to commence the foregoing manufacturing and marketing. To the extent necessary we will enter into non-disclosure and similar agreements to protect our intellectual property rights.

             Until we begin to generate revenues, we will rely entirely on equity capital and other forms of funding. We have no arrangements for any such funding at this time. We anticipate that until the commencement of sale, we will need approximately $4,000,000 in capital. We expect that we will begin to seek a substantial portion of that funding amount in the fourth quarter of fiscal 2012 into the first quarter of fiscal 2013. We anticipate that ultimately there will have to be several rounds of funding to reach a position of cash flow which can support our basic operations. We will probably then need additional developmental capital for additional product development and market expansion efforts. At this time, we have no arrangements for any additional capital, and we do not have determined the securities or their terms that might be offered to investors for our necessary capital requirements.

Estimated Expenses for the Next Twelve-Month Period

             The following provides an overview of our estimated expenses to fund our plan of operations over the next twelve months. We plan to pay for such expenses as described below under “Liquidity and Capital Resources.”

Estimated
Description	Expenses

Legal, Accounting and Transfer Agent Fees(1)	$100,000
Product Development (research and development)(2)	$220,000
Patent Expense(3)	$70,000
Supply Arrangements(4)	$60,000
Manufacturing Arrangements(5)	$100,000
Marketing and Advertising(6)	$75,000
Administration and Overhead(7)	$125,000
Office Rent, Equipment and Supplies	$40,000

Total	$790,000

(1)	Includes additional legal, accounting and filing costs associated with our ongoing periodic and current report filing obligations and general day to day requirements.
(2)	Includes engineering salaries, test equipment and development licenses.
(3)	Includes legal and technical fees for the prosecution of our existing patent applications. Does not include any additional patent or related intellectual property filings and prosecutions.
(4)	Includes component charges for production of meters.

(5)	Includes NRE charges, deposits, preparation of dies, and the like, depending on the part and the process of supply and manufacturing.
(6)	Includes estimated expenses of packaging, marketing presentations, internet and print media, adverting agency fees and similar or related expenses.
(7)	Includes CEO, clerical and human resource salaries

Results of Operations for the Years Ended December 31, 2011 and 2010

             We generated no revenue for the year ended December 31, 2011 compared to $10,188 of revenue for the year ended December 31, 2010. We do not anticipate earning significant and consistent revenues until we are able to successfully market our interactive digital software.

             Our operating expenses were $21,466 for the year ended December 31, 2011, compared to $46,504, for the year ended December 31, 2010. Our operating expenses for the years ended December 31, 2011 and 2010 consisted solely of general and administrative expenses. Our general and administrative expenses decreased in 2011 due to the completion of our registration with the SEC in January 2011.

             We had a net loss of $21,466 for the year ended December 31, 2011, compared to a net loss of $36,316 for the year ended December 31, 2010.

             We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan and the professional fees to be incurred in connection with our continuing as a reporting company under the Securities Exchange Act of 1934.

Results of Operations for the Three Months Ended September 30, 2012, compared to the Three Months Ended September 30, 2011

             We generated no revenues for the three months ended September 30, 2012 and 2011. We have generated a total of $10,188 of revenues since inception.

             We had operating expenses of $31,777 for the three months ended September 30, 2012, compared to $4,432 in operating expenses for the three months ended September 30, 2011, the increase was due us incurring more consulting and professional expenses during the three months ended September 30, 2012, largely in connection with the proposed transaction with World Moto. We had a net loss of $31,777 for the three months ended September 30, 2012 compared to a net loss of $4,432 in 2011.

Results of Operations for the Nine Months Ended September 30, 2012, compared to the Nine Months Ended September 30, 2011

             We generated no revenues for the nine months ended September 30, 2012 and 2011. We have generated a total of $10,188 of revenues since inception.

We had operating expenses of $42,934 for the nine months ended September 30, 2012, compared to $17,130 in operating expenses for the nine months ended September 30, 2011, the increase was due us incurring more consulting and professional expenses during the nine months ended September 30, 2012, associated with the proposed transaction with World Moto. We had a net loss of $42,934 for the nine months ended September 30, 2012 compared to a net loss of $17,130 in 2011. We anticipate our operating expenses will increase as we implement our business plan.

Liquidity and Capital Resources

             In the past we raised $400 from the sale of stock to our officer and directors. In June 2008, we sold an aggregate of 808,000 shares of our common stock for aggregate consideration of $40,400 ($0.05 per share) to 38 investors in an offshore transaction. In November 2012, we sold 1,892,308 shares of our common stock for an aggregate consideration of $246,000 ($0.13 per share) to one investor in an offshore transaction

             At September 30, 2012, we had a working capital deficit of $69,049, which represented $1,650 of prepaid expenses offset by $70,699 of current liabilities, $6,530 of accounts payable and $64,169 of advances from related parties, which accrue no interest and are payable on demand. We had a deficit accumulated during the development stage of $115,035 as of September 30, 2012.

             We had net cash used in operating activities of $36,957 for the nine months ended September 30, 2012, which mainly consisted of the net loss of $42,934 for the nine months ended September 30, 2012, adjusted by $1,290 of non-cash depreciation expense, $1,650 increase in prepaid expenses, and $6,337 of increase in accounts payable.

             We had cash provided by financing activities of $36,913 for the nine months ended September 30, 2012, which was solely due to advances from related party payables.

             At the time of the acquisition of the Assets from World Moto, we discharged $52,183.91 of our obligations to a related party by the issuance of 401,415 shares of common stock, at the rate of $0.13 per share. We also discharged an obligation of $25,000 in payment of a finder’s fee by the issuance of 192,308 shares of common stock. We extinguished the assumed debt of World Moto in the amount of $75,000 by the issuance of 576,923 shares of common stock. All the above shares were issued at the rate of $0.13, which was the same rate as we sold shares of common stock in a private placement offering at the same time. Additionally, we paid approximately $60,000 in professional and other fees and expenses of the Company associated with the acquisition of the Assets from World Moto.

             In the opinion of our management, funds currently available will not satisfy our working capital requirements for the next twelve months. Estimated funding required during the twelve-month period is $40,000, without consummation of the proposed transaction with World Moto. With the consummation of the transaction with World Moto, however, we will need substantially more capital to meet the requirements of our business plan to develop, manufacture and market the Moto-Meter products and to continue our business operations. Although we raised $246,000 in funds in a private placement connection with the transaction with World Moto, we used approximately $60,000 to pay certain professional fees and other expenses associated with the transaction. The balance is not sufficient for us to implement our business plan. See the discussion of our plan of operations above which indicate our immediate capital requirements and the capital required for the commencement of our business plan.

             Given our cash position of $Nil as of September 30, 2012, the minimal capital we have as a result of the private placement in November 2012, and our proposed business plan, we will experience a shortfall in the next twelve months without additional capital. How long the Company will be able to satisfy its cash requirements depends on how quickly we can raise capital, implement the proposed business plan and generate revenue.

             We will require additional funds to implement our business plan, continue our operations and pay expenses associated with us being a public reporting company. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing. The issuance of additional equity or equity based securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

             There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

             In the opinion of our management, funds currently available will not satisfy our working capital requirements for the next twelve months. The Company will need a substantial amount of capital to fund its operations and SEC reporting obligations. It has no contracts or arrangements for any such funding. There can be no assurance that the Company will be able to raise any funding. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations. As a result of the fact that the Company financial resources are inadequate for it business operations at this time, there is a substantial doubt as to its ability to continue as a going concern.

Off-Balance Sheet Arrangements

             The Company does not have any off-balance sheet arrangements, including any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. The Company does not engage in trading activities involving non-exchange traded contracts.

Recent Accounting Pronouncements

             For the three month period ended September 30, 2012, there were no accounting standards or interpretations issued that are expected to have a material impact on our financial position, operations or cash flows.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

             The following table sets forth information regarding beneficial ownership of our common stock as of the date hereof (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our current officers and current and proposed directors; and (iii) by all of our officers and directors as a group. The address of each of the persons set forth below is 1777 Moo 5 Soi Sukhumvit 107 Sukhumvit Road, North Sumrong, Amphur Muang, Samut Prakan, Bangkok, Thailand.

             The table below reflects an aggregate of 374,329,445 shares issued and outstanding as the date of this Current Report, taking into account (i) the issuance of 224,597,666 shares of common stock in the acquisition of the assets from World Moto, (ii) the assumption and conversion of debt of World Moto in the amount of $75,000 into 576,923 shares of common stock, (iii) the issuance of 401,415 shares of common stock in payment of certain obligations of the Company with a value of $52,183, (iv) the issuance of 1,892,308 shares of common stock in the private placement for gross proceeds of $246,000 that was a condition to the acquisition of the assets from World Moto, (v) the issuance of 192,308 shares of common stock in payment of the finder’s fee associated with the private placement in the amount of $25,000, and (vi) the dividend of 180 shares for each outstanding share of common stock with a payment date of November 8, 2012.

Name of Beneficial Owner	Director or Officer	Amount and Nature of	Percentage
		Beneficial Ownership (1)	(2)

Paul Giles	Director, CEO and President	170,756,615	45.617%

Chris Ziomkowski	Chief Technical Officer	41,303,511 (3)	11.034%

All officers and directors (two persons)		212,060,126 (3)	56.650%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	Based on 374,329,445 shares of our common stock issued and outstanding.

(3)	Mr. Ziomkowski’s beneficial ownership represents shares of common stock held by a corporation of which his spouse is a director.

Change in Control

             As a result of the closing of the acquisition of assets from World Moto and the issuance of the shares as consideration for those assets, there has been a change of control of the Company. Messrs. Giles and Ziomkowski have been designated as the new sole director and president, CEO, and the chief technical officer, respectively of the Company, and together they own beneficially approximately 57% of the issued and outstanding shares of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

             Set forth below is information regarding our current directors and executive officers. Except as set forth below, there are no family relationships between any of our directors or executive officers. Directors are elected each year by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or resignation or removal. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns or is removed by the Board or his successor is elected then qualified.

Name	Age	Title

Paul Giles	45	Director, CEO and President

Chris Ziomkowski	42	Chief Technical Officer

             Paul Giles, commencing November 2012, upon the acquisition of the Assets from World Moto, will serve as the CEO and President and a director of the Company. Mr. Giles invented the Moto-Meter and is recognized by CNN, Newsweek, Wired, Fast Company, Inc. Magazine, EFE, and other international media. Mr. Giles is a leading expert in the global moto-taxi industry and has more than 20 years of experience in founding and operating businesses. From March, 2009 to September, 2012, Mr. Giles served as President and director of World Moto (Thai) Co., Ltd. From 2002 to January, 2009, Mr. Giles was the co-founder of Nirvana Resorts Group, and partner in ESC Ltd., a security services company that was acquired by Securitas, one of world's largest security services companies.

             Chris Ziomkowski, commencing November 2012, upon the acquisition of the Assets from World Moto, will serve as the Chief Technical Officer of the Company. Mr. Ziomkowski is the foremost authority in the design of taxi meters for motorcycles, and has significant experience in artificial intelligence, practical programs and telecommunications. From March, 2009 to September, 2012, Mr. Ziomkowski was Chief Technology Officer of World Moto (Thai) Co. Ltd. From 1999 to 2008, Mr. Ziomkowski founded the largest VoIP carrier in Thailand. Mr. Ziomkowski received his bachelor's degree in Computational Neural Systems from the California Institute of Technology.

Family Relationships

             There are no family relationships between our current officers and directors.

Board Composition and Committees

             The board of directors is currently composed of one person, Mr. Paul Giles. Mr. Giles was appointed as the sole director in connection with the acquisition of the Assets from World Moto. At the time of appointment, the former director, Mr. Marlon Liam, resigned as the sole director and officer.

             We do not have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

             We are not required to have and we do not have an Audit Committee. The Company's director performs some of the same functions of an Audit Committee, such as recommending a firm of independent certified public accountants to audit the financial statements; reviewing the auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

             We have no audit committee financial expert. Our director has financial statement preparation and interpretation ability obtained over the years from past business experience and education. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of the nature of our current limited operations, we believe the services of a financial expert are not warranted.

             Our company currently does not have nominating or compensation committees nor does our company have a written nominating or compensation committee charter. Our director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the Board of Directors.

Code of Ethics

             The Company has not formally adopted a written code of business conduct that governs the Company’s employees, officers and directors.

Conflict of Interest

             We have not adopted any policies or procedures for the review, approval, or ratification of any transaction between our company and any executive officer, director, nominee to become a director, 10% shareholder, or family member of such persons, required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC.

EXECUTIVE COMPENSATION

Director Compensation

             Currently, we do not have any plans to compensate our directors for their services as directors, until the Company is more extensively funded or cash flow positive. Further compensation arrangements are anticipated to include cash and equity incentive awards. These compensation arrangements will be for directors who are not also executive officers of the Company.

             Since inception we have not compensated our directors.

Executive Compensation

             We currently do not have any formal, written compensation arrangements with our senior executives and the current remuneration will depend on the availability of our working capital. The actual salary amounts have not yet been established. Once we are more extensively funded or cash flow positive, we anticipate formulating written compensation arrangements for our executive officers, which will include cash compensation, bonus terms and equity incentive awards.

             Prior to the acquisition of the Assets from World Moto, we have not compensated our officers or directors.

Equity Awards and Employee Benefit Plans

             We currently do not have any equity award or other benefit plans for our directors, officers or employees and others who would ordinarily be rewarded with equity awards or other benefits. We anticipate that in the future we will adopt such plans, but there are no current plans or arrangements for such plans.

             In the past we have, and in the future we may, compensate persons providing services to the Company with equity awards, which have included the issuance of shares and the issuance of warrants for the purchase of shares of common stock. To date, these have been singular situations, specifically negotiated, not under an overall plan for equity benefits.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

             On November 14, 2012, the Company acquired certain designated assets from World Moto, a company controlled by Messrs. Giles and Ziomkowski, for consideration representing shares of common stock. World Moto, or its designees, were issued an aggregate of 224,597,666 shares of common stock, of which Messrs. Giles and Ziomkowski beneficially hold an aggregate of 212,060,126 shares of common stock, representing approximately 57% of the issued and outstanding shares of common stock of the Company on the date of this Current Report. Messrs. Giles and Ziomkowski also became the director and officers of the Company as a result of the asset acquisition transaction. The asset purchase agreement assigned a value of $100,000 to all the assets acquired from World Moto.

DESCRIPTION OF SECURITIES

Description of Common Stock

             We are authorized to issue 500,000,000 common shares with a par value of $0.0001. The number of shares authorized to be filed was increased to the foregoing number on November 8, 2012. As of the date of this filing, there were 374,329,445 shares of our common stock issued and outstanding.

             Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

             Each shareholder is entitled to receive the dividends as may be declared by our Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

             There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

Description of Preferred Stock

             We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001. As of the date of this filing, there were no preferred shares issued and outstanding. Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

             1.   The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

             2.   The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

             3.   Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

             4.   Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

             5.   Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             6.   Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

             7.   The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

             8.   Any other relative rights, preferences and limitations of that series.

Warrants

             There are no outstanding warrants or options to purchase our securities.

Transfer Agent

             Shares of common stock are registered at the transfer agent, Empire Stock Transfer Inc., Henderson, Nevada, and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its common stock is Empire Stock Transfer Inc.

MARKET PRICE AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

OTC Quotation

             In February 2011, we obtained quotation for our common stock on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol NPFT.OB; however, there is currently no market for our common stock, and no shares of our common stock have traded on the OTCBB to date.

Penny Stock

             The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

             The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

             In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

             These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

             As of November 12, 2012, we had 18 registered shareholders.

Dividends

             Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the expansion and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future.

             Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors that our board of directors may deem relevant.

             There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

             1.   We would not be able to pay our debts as they become due in the usual course of business, or;

             2.   Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance under Equity Compensation Plans

             We do not have any equity compensation plans. In the future, we may adopt equity based compensation arrangements, including adopting one or more equity award plans.

Reports to Stockholders

             We plan to furnish our stockholders with an annual report for each fiscal year ending December 31, containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders as we deem appropriate. We intend to continue to comply with the periodic reporting requirements of the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at ‘‘http://www.sec.gov.’’

LEGAL PROCEEDINGS

             As of the date of this report, we are not a party to any material lawsuits or legal proceedings.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

             Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our articles of incorporation and our by-laws.

             Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Company.

             Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of the Company, even if they are unsuccessful in defending that action, unless the officer or director’s:

             (a)              action or inaction constituted a breach of his fiduciary duties as a director or officer; and

             (b)              the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

             However, with respect to actions brought by or on behalf of the Company against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Company, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

             Our articles and by-laws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (a) such indemnification is expressly required to be made by law; (b) the proceeding was authorized by our board of directors; (c) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or (d) such indemnification is required to be made pursuant to the bylaws.

             We do not have at this time any indemnification agreements or directors and officers insurance. In the future, we may enter into indemnification agreements with our directors and officers, and certain service providers, and we may purchase director and officer insurance.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

             On November 14, 2012, we issued a total of 224,597,666 shares of common stock to World Moto or its designees for the acquisition of certain assets of World Moto, with a contract assigned value of $100,000. The designees included 13 individuals and corporations that are shareholders of World Moto. The shares were issued or directed to individuals and corporate investors, all of whom were either “accredited investors”, as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or who are sophisticated investors or donees of the shares. The securities were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act. All the shares were issued as restricted stock, and a suitable legend was placed on the certificates representing the shares to indicate the restricted nature of the shares. The recipients also acknowledged that the shares were being acquired for investment purposes and not with a view to distribution. The holders of these shares were not granted any registration rights.

             On November 14, 2012, we issued a total of 576,923 shares of common stock to one holder of debt of World Moto that was assumed by the Company in connection with the acquisition of assets from World Moto. The debt represented an aggregate of $75,000 in principal and interest. The shares were issued to an “accredited investor”, as defined by Rule 501 of Regulation D promulgated under the Securities Act. The securities were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act. All the shares were issued as restricted stock, and a suitable legend was placed on the certificates representing the shares to indicate the restricted nature of the shares. The recipient also acknowledged that the shares were being acquired for investment purposes and not with a view to distribution. The holder of these shares was not granted any registration rights.

             On November 14, 2012, we issued a total of 401,415 shares of common stock to one holder who held obligations for payment from the Company as of the closing of the acquisition of assets from World Moto. The obligations represented an aggregate of $52,184. The shares were issued to an “accredited investor”, as defined by Rule 501 of Regulation D promulgated under the Securities Act. The securities were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act. All the shares were issued as restricted stock, and a suitable legend was placed on the certificates representing the shares to indicate the restricted nature of the shares. The holder of these shares was not granted any registration rights.

             On November 14, 2012, we issued a total of 192,308 shares of common stock to one holder of debt of World Moto, in the amount of $25,000, as the finder’s fee for the private placement of shares of common stock on the same date. The shares were issued to an “accredited investor”, as defined by Rule 501 of Regulation D promulgated under the Securities Act. The securities were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act. All the shares were issued as restricted stock, and a suitable legend was placed on the certificates representing the shares to indicate the restricted nature of the shares. The recipient also acknowledged that the shares were being acquired for investment purposes and not with a view to distribution. The holder of these shares was not granted any registration rights.

             On November 14, 2012, we sold a total of 1,892,308 shares of common stock, at a purchase price of $0.13 per share, to one investor, resulting in gross proceeds to the Company of $246,000. The shares were sold to an “accredited investor”, as defined by Rule 501 of Regulation D promulgated under the Securities Act. The securities were sold in reliance upon the exemption from registration under Regulation S promulgated under the Securities Act. The investor represented to us that the investor was an accredited investor and the investor’s intention to acquire our securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. All the shares were issued as restricted stock, and a suitable legend was placed on the certificates representing the shares to indicate the restricted nature of the shares. The holders of these shares were not granted any registration rights.

             On November 8, 2012, we effected a recapitalization so that each outstanding share of common stock resulted in 181 shares of common stock outstanding. The shares issued in respect of outstanding common stock that is restricted stock will have the same restricted character as the shares on which they were issued, and the dividend shares issued in respect of outstanding common stock that is free trading will be also be free trading shares. As a result of this corporate action, as of November 8, 2012, there were 146,688,825 shares issued and outstanding. Prior to the dividend, the principal shareholder of the Company contributed to the capital of the Company an aggregate of 3,997,675 shares of common stock for cancellation.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

             Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

             Upon the closing of the acquisition of Assets from World Moto, Marlon Liam, the sole director and officer of the Company, submitted his resignation letter pursuant to which he resigned from his position as director, effective immediately, on the basis of the prior mailing by the Company of an information statement to stockholders on October 19, 2012, that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, reflecting the anticipated resignation and the appointment of Mr. Paul Giles as the sole director to replace Mr. Liam. The resignation of Mr. Liam was not in connection with any known disagreement with us on any matter.

             A copy of this report has been provided to Mr. Liam and provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he disagrees with the statements made by us in this report. No such letter has been received by us.

             On November 14, 2012, Mr. Paul Giles was appointed as our CEO and president, and Mr. Chris Ziomkowski was appointed as our chief technical officer.

             For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

             Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference. The Company ceased being a shell company on November 14, 2012.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

             (c)              Audited financial statements of the Company for the years ended December 31, 2011 and 2010. (Incorporated by reference from Form 10-K, as filed with the SEC on March 27, 2012, pages 48 through 60.)

                                Unaudited financial statements of the Company for the fiscal quarters ended September 30, 2012 and 2011. (Incorporated by reference from Form 10-Q, as filed with the SEC on November 7, 2012.)

                                 Unaudited Pro-Forma Balance Sheet of the Company as of September 30, 2012. See page 32 and following.

             (d)              Exhibits

Exhibit
No.	Description

3.1*

Certificate of Incorporation of Net Profits Inc., a Nevada corporation (filed as an exhibit to the registration statement, as filed with the SEC on June 25, 2010, and incorporated herein by reference).

3.2*

Amendment to Certificate of Incorporation of Net Profits Inc., a Nevada corporation, reflecting the increase in the authorized shares of common stock to 500,000,000 shares (filed as an exhibit to Form 8-K as filed with the SEC on November 8, 2012)

3.3*	By-laws of the registrant (filed as an exhibit to the registration statement on Form SB-2, as filed with the SEC on June 25, 2010, and incorporated herein by reference).

10.1*

Asset Purchase Agreement, dated September 1, 2012, among the registrant, World Moto (Thailand) Co. Ltd. Paul Giles and Chris Ziomkowski (filed as exhibit 10.1 to the Current Report on Form 8-K file on September 10, 2012.)

10.2	Amendment No. 1, dated October 31, 2012, to the Asset Purchase Agreement, dated September 1, 2012

10.3	Amendment No. 2, dated November 14, 2012, to the Asset Purchase Agreement, dated September 2, 2012

10.4	Form of Securities Purchase Agreement by and among the registrant, and certain investors, dated November 8, 2012.

10.5	Form of Assignment and Assumption Agreement by and between World Moto(Thailand) Co., Ltd and the registrant, relating to certain debt, dated November 14, 2012.

17.1	Resignation Letter from Marlon Liam to the registrant of his position on the Board of Directors and officer of the registrant, dated November 14, 2012.

23.1*	Consent of Independent Auditors re financial statements incorporated by reference.

* Incorporated by reference

Net Profits Ten Inc.
(A Development Stage Company)

PRO-FORMA BALANCE SHEET

Unaudited - Prepared by Management

Net Profits Ten Inc.
(A Development Stage Company)

1.   Pro-Forma Balance Sheet

As of September 30, 2012
Expressed in U.S. Dollars
Unaudited - Prepared by Management

			Pro-Forma	Pro-Forma
	Net Profits Ten		Adjustments	Balance Sheet
	Inc.		(Note 3)	Net Profits Ten Inc.
ASSETS
Current assets

Cash	$-	b	$188,000	$188,000
Prepaid expense	1,650		-	1,650
Total current assets	1,650		188,000	189,650

Intangible assets	-	b	100,000	100,000
Property, plant and equipment, net	1,064		-	1,064
Total Assets	$2,714		$288,000	$290,714

LIABILITES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$6,530		$-	$6,530
Total current liabilities	6,530		-	6,530

Due to related parties	64,169	b	(52,184)	11,985
Total liabilities	$70,699		$(52,184)	$18,515

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	481	a	14,186	37,433
		b	22,766
Additional paid-in capital	46,569	a	(14,289)
		b	317,418	349,698
Deficit accumulated during the development stage	(115,035)	-		(115,035)
Total stockholders’ equity (deficit)	(67,985)		340,184	272,199
Total liabilities and stockholders’ equity (deficit)	$2,714		$288,000	$290,714

- See Accompanying Notes to the Pro-Forma Balance Sheet–

Net Profits Ten Inc.
(A Development Stage Company)

Notes to Pro-Forma Balance Sheet
Expressed in U.S. Dollars
Unaudited - Prepared by Management

Note 1. Basis of Presentation

The accompanying unaudited pro-forma balance sheet of Net Profits Ten, Inc. (the “Company”) as of September 30, 2012, has been compiled for illustrative purposes only for inclusion in the Form 8-K and to give effect to the asset purchase (the “Asset Purchase”) between the Company and World Moto (Thailand) Company Ltd. (“World Moto”), as described in Note 2.

It is management’s opinion that the unaudited pro-forma balance sheet presents fairly, in all material respects, the transaction described in Note 2 in accordance with accounting principles generally accepted in the United States of America. The accounting policies used in the preparation of the unaudited pro-forma balance sheet are consistent with the accounting policies of the Company used throughout 2012. The pro-forma adjustments, as described in Note 3, are based on available information and certain estimates and assumptions. The unaudited pro-forma balance sheet is not intended to reflect the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro-forma balance sheet is not necessarily indicative of the results of operations that may be obtained in the future.

The unaudited pro-forma balance sheet should be read in conjunction with the historical financial statements of the Company.

Note 2. Pro-Forma Transaction

On September 1, 2012, the Company entered in an Asset Purchase Agreement, which was subsequently amended (the “Agreement”), with World Moto, a corporation established under the laws of the Kingdom of Thailand; Chris Ziomkowski, the Chief Technical Officer of World Moto; and Paul Giles, the Chief Executive Officer of World Moto (the “Officers”). Pursuant to the Agreement, the Company purchased from World Moto substantially all of the intellectual property and other specific assets related to World Moto’s moto-meters (the “Assets”) in exchange for 224,597,666 shares of common stock valued at $100,000, representing 60% of the outstanding shares of the Company’s common stock and the assumption of a specific debt of World Moto in the amount of $75,000, which was converted into 576,923 common stock at a conversion rate of $0.13.

Prior to the closing date of the Agreement, the Company commenced to change its corporate name from Net Profits Ten Inc. to World Moto, Inc. or similar name as is legally available and the management of the Company and World Moto mutually determine. In addition, a director and officer of the Company appointed an Officer of Moto as a director of the Company before resigning as the director and officer of the Company.

At the time of the Asset Purchase, the Company had 146,668,825 shares of common stock issued and outstanding.

The Company has no stock options or warrants issued or outstanding at the time of the Asset Purchase.

Net Profits Ten Inc.
(A Development Stage Company)

Notes to Pro-Forma Balance Sheet
Expressed in U.S. Dollars
Unaudited - Prepared by Management

Note 3. Pro-Forma Assumptions and Adjustments

The unaudited pro-forma balance sheet as of September 30, 2012 has been prepared assuming that the Asset Purchased was completed on September 30, 2012, based on the following assumptions and adjustments:

a)	To record transactions that occurred prior to the completion of the Asset Purchase:

	i)	The director and officer of the Company cancelled 3,997,675 common stock held, with a par value of $0.0001 per share, as a contribution to capital.

The result is a decrease to share capital and an increase to additional paid-in capital of $400.

	ii)	To record a stock dividend of the Company’s issued and outstanding common stock on a 181 to 1 share basis, prior to the Asset Purchase.

The result is an increase to share capital and a decrease to additional paid-in capital of $14,586.

The above transactions result in a net increase to share capital and a net decrease to additional paid-in capital of $14,186.

b)	To record transactions that occurred upon and immediately after the completion of the Asset Purchase, pursuant to the terms of the Agreement.

i)

To record the issuance of 224,597,666 shares of common stock, with a par value of $0.0001 per share, to World Moto or its designees for the acquisition of intangible assets valued at $100,000 and assumption of a loan payable of $75,000 (Note 2).

The result is an increase to intangible assets of $100,000, an increase to loan payable of $75,000, an increase to share capital of $22,460, and an increase to additional paid-in capital of $2,540.

ii)	To record the issuance of 576,923 shares of common stock, with a par value of $0.0001 per share, in relation to discharging the loan payable of $75,000 assumed from World Moto.

The result is a decrease to loan payable of $75,000, an increase to share capital of $58 and an increase to additional paid-in capital of $74,942.

iii)	To record the issuance of 401,415 shares of common stock, with a par value of $0.0001 per share, related to the discharge of obligations payable to a director and officer of the Company.

The result is a decrease to due to related parties of $52,184, an increase to share capital of $40, and an increase to additional paid-in capital of $52,144.

Net Profits Ten Inc.
(A Development Stage Company)

Notes to Pro-Forma Balance Sheet
Expressed in U.S. Dollars
Unaudited - Prepared by Management

iv)

To record the issuance of 1,892,308 shares of common stock, with a par value of $0.0001 per share, for cash proceeds of $246,000 in a private placement by the Company, the issuance of 192,308 shares of common stock, with a par value of $0.0001 per share, in payment of the $25,000 placement agent fees, and cash payment of $58,000 in fees and expenses associated with the Asset Purchase.

The result is an increase to cash of $188,000, an increase to share capital of $208, and an increase to additional paid-in capital of $187,792.

The above transactions result in a net increase to cash of $188,000, a net increase to intangible assets of $100,000, a net decrease to due to related parties of $52,184, a net increase to share capital of $22,766, and a net increase to additional paid-in capital of $317,418.

Upon the completion of the Asset Purchase, the Company will have 374,329,445 shares of common stock issued and outstanding.

Note 4. Pro-Forma Common Stock

	Number of
	shares	Share capital
		$
Authorized:
500,000,000 common shares, $0.0001 par value
50,000,000 preferred shares, $0.0001 par value (non-issued)

Shares issued and outstanding:
At September 30, 2012	4,808,000	481
Share cancellation (Note 3(a)(i))	(3,997,675)	(400)

Pro-forma shares and share capital, prior to stock dividend	810,325	81

Pro-forma shares and share capital, post to stock dividend (Note 3(a)(i))	146,668,825	14,667

Additional share issuances:
Share issuance (Note 3(b)(i))	224,597,666	22,460
Share issuance (Note 3(b)(ii))	576,923	58
Share issuance (Note 3(b)(iii))	401,415	40
Share issuance (Note 3(b)(iv))	1,892,308	189
Share issuance (Note 3(b)(iv))	192,308	19

	374,329,445	37,433

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NET PROFITS TEN INC.

Date: November 14, 2012	By: /S/ Paul Giles

Paul Giles,
CEO, President and Director

Exhibits

Exhibit
No.	Description

3.1*
Certificate of Incorporation of Net Profits Inc., a Nevada corporation (filed as an exhibit to the registration statement, as filed with the SEC on June 25, 2010, and incorporated herein by reference).

3.2*
Amendment to Certificate of Incorporation of Net Profits Inc., a Nevada corporation, reflecting the increase in the authorized shares of common stock to 500,000,000 shares (filed as an exhibit to Form 8-K as filed with the SEC on November 8, 2012)

3.3*	By-laws of the registrant (filed as an exhibit to the registration statement on Form SB-2, as filed with the SEC on June 25, 2010, and incorporated herein by reference).

10.1*
Asset Purchase Agreement, dated September 1, 2012, among the registrant, World Moto (Thailand) Co. Ltd. Paul Giles and Chris Ziomkowski (filed as exhibit 10.1 to the Current Report on Form 8-K file on September 10, 2012.)

10.2	Amendment No. 1, dated October 31, 2012, to the Asset Purchase Agreement, dated September 1, 2012

10.3	Amendment No. 2, dated November14, 2012, to the Asset Purchase Agreement, dated September 2, 2012

10.4	Form of Securities Purchase Agreement by and among the registrant, and certain investors, dated November 8, 2012.

10.5	Form of Assignment and Assumption Agreement by and between World Moto(Thailand) Co., Ltd and the registrant, relating to certain debt, dated November 14, 2012.

17.1	Resignation Letter from Marlon Liam to the registrant of his position on the Board of Directors and officer of the registrant, dated November 14, 2012.

23.1	Consent of Independent Auditors re financial statements incorporated by reference.

* Incorporated by reference